SIFCO Industries, Inc. (“SIFCO”) Announces
Fourth Quarter and Full Year Fiscal 2021
Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its fourth quarter and fiscal 2021, which ended September 30, 2021.

Fourth Quarter and Fiscal 2021 Highlights
Results for the Fourth Quarter
•Net sales in the fourth quarter of fiscal 2021 decreased 16.3% to $24.3 million, compared with $29.1 million for the same period in fiscal 2020.
•Net loss for the fourth quarter of fiscal 2021 was $2.5 million, or $(0.43) per diluted share, compared with net income of $5.0 million, or $0.86 per diluted share, in the fourth quarter of fiscal 2020.
•EBITDA was $(0.8) million in the fourth quarter of fiscal 2021, compared with $6.9 million in the fourth quarter of fiscal 2020.
•Adjusted EBITDA in the fourth quarter of fiscal 2021 was $0.2 million, compared with Adjusted EBITDA of $4.3 million in the fourth quarter of fiscal 2020.

Results for the Fiscal Year 2021
•Net sales in fiscal 2021 decreased 12.3% to $99.6 million, compared with $113.6 million for the same period in fiscal 2020.
•Net loss in fiscal 2021 was $0.7 million, or $(0.13) per diluted share, compared with a net income of $9.2 million, or $1.59 per diluted share in fiscal 2020.
•EBITDA was $6.3 million in fiscal 2021, compared with EBITDA of $17.2 million in the fiscal 2020.
•Adjusted EBITDA in fiscal 2021 was $5.8 million, compared with Adjusted EBITDA of $12.2 million in fiscal 2020.

Other Highlights
CEO Peter W. Knapper stated, "Our Commercial Aerospace customers continue to confront operational and pandemic related softness in their business. We remain focused on serving our customers across the Aerospace and Energy markets, growing our content on key platforms, and seeking opportunities in adjacent markets. We continue to support our customers with class leading quality and delivery. Cash management and cost controls have helped position us well during these challenging times.”

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings. For a discussion of such risk factors and uncertainties, see Item 1A, "Risk Factors" in the Company's Annual Report on Form 10-K for the quarter ended September 30, 2021 and other reports filed by the Company with the Securities & Exchange Commission.

The Company's Form 10-K for the year ended September 30, 2021 and other reports filed with the Securities & Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Fiscal Year Ended September 30,
(Amounts in thousands, except per share data)

	Years Ended September 30,
	2021	2020
Net sales	$99,591	$113,573
Cost of goods sold	88,386	93,611
Gross profit	11,205	19,962
Selling, general and administrative expenses	13,484	14,022
Amortization of intangible assets	1,011	1,497
Loss on disposal or impairment of operating assets	209	174
Gain on insurance recoveries	(2,397)	(5,874)
Operating income (loss)	(1,102)	10,143
Interest expense, net	638	886
Foreign currency exchange loss, net	23	51
Other expense, net	202	226
Income (loss) before income tax benefit	(1,965)	8,980
Income tax benefit	(1,222)	(211)
Net income (loss)	$(743)	$9,191

Net income (loss) per share:
Basic	$(0.13)	$1.62
Diluted	$(0.13)	$1.59

Weighted-average number of common shares (basic)	5,759	5,661
Weighted-average number of common shares (diluted)	5,759	5,791

Quarter Ended September 30,
(Amounts in thousands, except per share data)

	Quarter Ended September 30,
	2021	2020
Net sales	$24,317	$29,052
Gross profit	1,248	6,212

Net income (loss)	$(2,498)	$5,023

Net income (loss) per share:
Basic	$(0.43)	$0.89
Diluted	$(0.43)	$0.86

Non-GAAP Financial Measures
Presented below is certain financial information based on our EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because it believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments, on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the substantial amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating profit (loss), to measure operating performance. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.
The following table sets forth a reconciliation of net loss to EBITDA and Adjusted EBITDA:

(Dollars in thousands)	Fourth Quarter Ended September 30,		Years Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$(2,498)	$5,023	$(743)	$9,191
Adjustments:
Depreciation and amortization expense	1,952	1,804	7,662	7,380
Interest expense, net	160	189	638	886
Income tax benefit	(447)	(110)	(1,222)	(211)
EBITDA	(833)	6,906	6,335	17,246
Adjustments:
Foreign currency exchange loss, net (1)	1	39	23	51
Other income (expense), net (2)	57	45	(72)	(13)
Loss on disposal of assets (3)	208	—	209	174
(Gain) loss on insurance recoveries (4)	98	(3,115)	(2,397)	(5,874)
Equity compensation expense (5)	91	137	469	398
Pension settlement/curtailment benefit (6)	274	239	274	239
LIFO impact (7)	342	6	924	(10)
Adjusted EBITDA	$238	$4,257	$5,765	$12,211

(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs, grant income or extinguishment of debt. Pension settlement costs was reclassed from this line to Pension settlement/curtailment benefit. See Footnote 6.
(3)Represents the difference between the proceeds from the sale of operating equipment and the carrying values shown on the Company’s books or asset impairment of long-lived assets.
(4)Represents the difference between the insurance proceeds received for the damaged property and the carrying values shown on the Company's books for the assets that were damaged in the fire at the Orange location.
(5)Represents the equity-based compensation expense recognized by the Company under its 2016 Long-Term Incentive Plan (as the amendment and restatement of, and successor to, the 2007 Long-Term Incentive Plan, and referred to as the "2016 Plan") due to granting of awards, awards not vesting and/or forfeitures.
(6)Represents expense incurred by its defined benefit pension plans related to settlement of pension obligations.
(7)Represents the change in the reserve for inventories for which cost is determined using the last in, first out ("LIFO") method.

Reference to the above activities can found in the consolidated financial statements included in Item 8 of this Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com